UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2024
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Departure

On December 31, 2024, Dara Khosrowshahi provided notice of his decision to resign from the Board of Directors (the “Board”) of Aurora Innovation, Inc. (the “Company”) to reduce his external board commitments and focus on his ongoing responsibilities as CEO of Uber Technologies, Inc. Mr. Khosrowshahi’s resignation was effective as of December 31, 2024, and did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practices. The Company and the entire Board are deeply grateful and appreciative of Mr. Khosrowshahi’s service and his immense contributions to the Company over the years in his role as a member on the Board.

(d) Appointment of New Director

On December 31, 2024, Shailen Bhatt was appointed to the Board. Mr. Bhatt will serve as a director with a term of office expiring at the Company’s 2026 Annual Meeting of Stockholders.

Mr. Bhatt, age 49, has served as a Senior Vice President and the Chief Operating Officer for AtkinsRéalis, an engineering, procurement, and construction services company, in the United States and Latin America since September 2024. Mr. Bhatt also served as the Administrator for the Federal Highway Administration, a division of the United States Department of Transportation, from January 2023 to September 2024. Prior to the Federal Highway Administration, Mr. Bhatt served as the Senior Vice President of AECOM, an infrastructure consulting firm, from August 2021 to December 2022, and the President and Chief Executive Officer of the Intelligent Transportation Society of America from December 2017 to July 2021. Mr. Bhatt has also served in leadership positions with the Colorado Department of Transportation, the Delaware Department of Transportation and the Kentucky Transportation Cabinet. Mr. Bhatt holds a B.A. in Economics from Western Kentucky University. Mr. Bhatt has previously served on the Company’s Safety Advisory Board.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Mr. Bhatt is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Mr. Bhatt is entitled to $60,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service. In addition, Mr. Bhatt is expected to be granted equity awards consistent with the terms of the Director Compensation Policy.

There are no arrangements or understandings between Mr. Bhatt and any other persons pursuant to which Mr. Bhatt was appointed a director of the Company, and there are no family relationships between Mr. Bhatt and any director or executive officer of the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Bhatt, a copy of which is filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-260835), filed with the SEC on November 5, 2021. Other than the indemnification agreement, Mr. Bhatt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 3, 2025

AURORA INNOVATION, INC.

By:	/s/ David Maday
Name:	David Maday
Title:	Chief Financial Officer